UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2007 (January 9, 2007)

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6711 Columbia Gateway Drive, Suite 300
  Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 9 and 10, 2007, Corporate Office Properties Trust (the “Company”), primarily through Corporate Office Properties, L.P. (the “Operating Partnership”) and certain of its wholly owned subsidiaries, completed a series of transactions with entities unrelated to the Company that resulted in the acquisition of 56 operating properties totaling 2.4 million square feet and land parcels totaling 187 acres (the “Nottingham Portfolio”) pursuant to (1) a Purchase Agreement and Agreement and Plan of Merger by and among the Company, the Operating Partnership, W&M Business Trust and Nottingham Village, Inc. (the “NVI Merger Agreement”) and (2) a Purchase and Sale Agreement of Ownership Interests by and between the Operating Partnership and Nottingham Properties, Inc. (the “NPI Purchase Agreement”).  On January 16, 2007, the Company filed a Current Report on Form 8-K regarding its acquisition of the Nottingham Portfolio.  This Current Report on Form 8-K/A (the “Amendment”) amends that prior filing.  This Amendment includes combined financial statements of the 56 operating properties included in the Nottingham Portfolio (the “Nottingham Operating Properties”) and pro forma condensed consolidating financial statements of the Company, which include adjustments relating to the acquisition of the Nottingham Portfolio.

Item 9.01.              Financial Statements and Exhibits

(a)                                  Financial Statements of Real Estate Operations Acquired

The financial statements of the Nottingham Operating Properties are included herein.  See pages F-9 through F-12.

(b)                                 Pro Forma Financial Information

The pro forma condensed consolidating financial statements of the Company are included herein.  See pages F-1 through F-8.

(c)                                  Shell Company Transactions

None

(d)                                 Exhibits

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 15, 2007

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ RANDALL M. GRIFFIN
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Exhibit Title
23.1	Consent of Independent Registered Public Accounting Firm.

4

CORPORATE OFFICE PROPERTIES TRUST
INDEX TO FINANCIAL STATEMENTS

CORPORATE OFFICE PROPERTIES TRUST
PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Set forth below is the unaudited pro forma condensed consolidating balance sheet as of December 31, 2006 and the consolidating statement of operations for the year ended December 31, 2006 of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the “Operating Partnership”).  Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the “Company.”

The pro forma condensed consolidating financial information is presented as if the acquisition of a portfolio of 56 office properties totaling 2.4 million square feet and land parcels totaling 187 acres (the “Nottingham Portfolio”) had been consummated on January 1, 2006.  This pro forma condensed consolidating financial information should be read in conjunction with the following financial statements and notes thereto:

•                  the historical financial statements of Corporate Office Properties Trust and its consolidated subsidiaries, included in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2006; and

•                  the combined historical summary of revenue and certain expenses of the Nottingham Operating Properties, included in this Current Report on Form 8-K/A.

In management’s opinion, all adjustments necessary to reflect the effects of this transaction have been made.  This pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the Company’s actual financial position would have been at December 31, 2006 or what the results of operations would have been for the year ended December 31, 2006.  The pro forma condensed consolidating financial information also does not purport to represent the future results of operations of the Company.

Corporate Office Properties Trust

Pro Forma Condensed Consolidating Balance Sheet
As of December 31, 2006
(Unaudited)
(Amounts in thousands)

	Historical	Nottingham	Pro Forma
	Consolidated	Portfolio	Consolidating
	(A)	(B)
Assets
Net investments in real estate	$2,111,310	$317,805	$2,429,115
Cash and cash equivalents	7,923	—	7,923
Intangible assets on real estate acquisitions, net	87,325	53,214	140,539
Deferred costs	43,710	545	44,255
Other assets	169,333	(22,122)	147,211
Total assets	$2,419,601	$349,442	$2,769,043

Liabilities and shareholders’ equity
Liabilities
Debt	$1,498,537	$161,479	$1,660,016
Deferred revenue associated with acquired operating leases	11,120	4,689	15,809
Other liabilities	119,454	—	119,454
Total liabilities	1,629,111	166,168	1,795,279

Minority interests	116,187	—	116,187

Shareholders’ equity
Preferred shares of beneficial interest	76	5	81
Common shares of beneficial interest	429	32	461
Additional paid in capital	758,032	183,237	941,269
Cumulative dividends in excess of net income	(83,541)	—	(83,541)
Other	(693)	—	(693)
Total shareholders’ equity	674,303	183,274	857,577

Total liabilities and shareholders’ equity	$2,419,601	$349,442	$2,769,043

See accompanying notes and management’s assumptions to pro forma condensed consolidating financial information.

Corporate Office Properties Trust

Pro Forma Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2006
(Unaudited)
(Amounts in thousands, except per share data)

				Other
	Historical		Nottingham	Pro Forma		Pro Forma
	Consolidated		Portfolio	Adjustments		Consolidating
	(A)		(B)
Revenues
Rental revenue	$ 260,493		$ 29,943	$ —		$ 290,436
Tenant recoveries and other real estate operations revenue	40,826		3,679	—		44,505
Service operations revenue	60,084		—	—		60,084
Total revenues	361,403		33,622	—		395,025
Expenses
Property operating expenses	94,504		9,963	—		104,467
Depreciation and other amortization associated with real estate operations	78,712		—	20,895	(C)	99,607
Service operations expenses	57,345		—	—		57,345
General and administrative expenses	16,936		—	—		16,936
Total operating expenses	247,497		9,963	20,895		278,355
Operating income	113,906		23,659	(20,895)		116,670
Interest expense and amortization of deferred financing costs	(74,225)		—	(10,241	)(D)	(84,466)
Equity in loss of unconsolidated entities	(92)		—	—		(92)
Income tax expense	(887)		—	—		(887)
Income from continuing operations before minority interests	38,702		23,659	(31,136)		31,225
Minority interests
Common units	(4,060)		—	1,729	(E)	(2,331)
Preferred units	(660)		—	—		(660)
Other consolidated entities	136		—	—		136
Income from continuing operations	34,118		23,659	(29,407)		28,370
Preferred share dividends	(15,404)		—	(1,489	)(F)	(16,893)
Issuance costs associated with redeemed preferred shares	(3,896)		—	—		(3,896)
Income from continuing operations available to common shareholders	$ 14,818		$ 23,659	$ (30,896)		$ 7,581
Earnings per share: Basic (G)	$ 0.37					$ 0.19
Earnings per share: Diluted (G)	$ 0.36					$ 0.18
Weighted average number of shares:
Basic (G)	41,463	(G)		3,161	(H)	44,624	(G)
Diluted (G)	43,262	(G)		3,161	(H)	46,423	(G)

See accompanying notes and management’s assumptions to pro forma condensed consolidating financial information.

CORPORATE OFFICE PROPERTIES TRUST

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

PRO FORMA CONDENSED CONSOLIDATING

FINANCIAL INFORMATION

(Dollars in thousands, except share and per share amounts)

1.             Basis of Presentation:

Corporate Office Properties Trust (“COPT”) and subsidiaries (collectively, the “Company”) is a fully-integrated and self-managed real estate investment trust (“REIT”) that focuses on the acquisition, development, ownership, management and leasing of primarily Class A suburban office properties in the Greater Washington, D.C. region and other select submarkets.  We also have a core customer expansion strategy that is built on meeting, through acquisitions and development, the multi-location requirements of our strategic tenants.  As of December 31, 2006, our investments in real estate included the following:

•                  170 wholly owned operating properties totaling 15.1 million square feet;

•                  16 wholly owned office properties under construction or development that we estimate will total approximately 1.8 million square feet upon completion and two wholly owned office properties totaling approximately 129,000 square feet that were under redevelopment;

•                  wholly owned land parcels totaling 1,048 acres that we believe are potentially developable into approximately 8.4 million square feet; and

•                  partial ownership interests in a number of other real estate projects in operations or under development or redevelopment.

These pro forma condensed consolidating financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and the combined historical summary of revenue and certain expenses and notes thereto of the Nottingham Operating Properties.  In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of the Nottingham Portfolio have been made.  This pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the Company’s financial position would have been at December 31, 2006 or results of operations would have been for the year ended December 31, 2006, nor does it purport to represent the future results of operations of the Company.

The Company allocates the cost of property acquisitions to the components of those acquisitions based on their respective fair values.  The Company’s allocation of the acquisition of the Nottingham Portfolio included in these consolidating financial statements, excluding deferred finance costs, is set forth below:

Land, development properties	$37,789
Land, operating properties	70,196
Building and site improvements	198,546
Tenant improvements	11,274
Intangible assets on real estate acquisitions
Lease-up value	19,425
Lease cost portion of deemed cost avoidance	4,206
Lease to market value	3,805
Tenant relationship value	25,778
Deferred revenue associated with acquired operating leases	(4,689)
Total	$366,330

The approximate weighted average amortization periods for the intangible assets set forth above is as follows: lease-up value —4 years; lease cost portion of deemed cost avoidance —5 years; lease to market value —4 years; and tenant relationship value —8 years.

2.                                      Adjustments to Pro Forma Condensed Consolidating Balance Sheet:

(A)                              Reflects the historical consolidated operations of the Company for the period presented.

(B)                                Reflects the acquisition of the Nottingham Portfolio for $366,330, including approximately $1,486 in transaction costs and $542 in loan premiums recorded in connection with fair value accounting, plus $545 in deferred financing costs, using the following:

•                  $156,691 from the issuance of common shares of beneficial interest (“common shares”) valued at $49.57 per share;

•                  $26,583 from the issuance of the Series K Cumulative Redeemable Convertible Preferred Shares of beneficial interest (the “Series K Preferred Shares”) valued at $50.00 per share and accruing dividends at an annual rate of 5.6% of the liquidation preference;

•                  $89,115 in borrowings assumed under a variable-rate loan;

•                  borrowings assumed under fixed-rate mortgage loans with an aggregate fair value of $38,579;

•                  $33,785 in borrowings under the Company’s Revolving Credit Facility;

•                  $20,122 in cash held in escrow from a previous property sale; and

•                  a $2,000 deposit previously paid using borrowings under the Revolving Credit Facility.

3.                                      Adjustments to Pro Forma Condensed Consolidating Statements of Operations:

(A)                              Reflects the historical consolidated operations of the Company for the period presented.

(B)                                Reflects the effects of the (1) historical operations of the Nottingham Operating Properties for the period presented; (2) decreases in rental revenue of $199 for the twelve months ended December 31, 2006, reflecting the amortization for that period of the lease to market value; and (3) historical operating expenses on the Nottingham Portfolio’s non-operating land parcels of $186.

(C)                                Pro forma depreciation expense adjustments are reflected on the acquisitions based on (1) the portion of the acquisition costs attributable to buildings depreciated over a useful life of 40 years and (2) the value of tenant improvements associated with in-place operating leases depreciated over the remaining lives of the leases.  Pro forma amortization expense adjustments are reflected on acquisitions based on (1) the value associated with acquiring a built-in revenue stream on leased buildings amortized over the life of the tenants’ leases (the “lease-up value”); (2) the value associated with acquiring properties with particular tenants amortized over the estimated amount of time that the associated tenants are expected to remain in the properties (the “tenant relationship value”); and (3) the value of leasing costs associated with in-place operating leases amortized over the remaining lives of the leases (the “lease cost portion of deemed cost avoidance”).

Adjustment to depreciation and other amortization expense related to:	For the Year Ended December 31, 2006

Depreciation expense	$8,649
Amortization of lease-up value	7,530
Amortization of tenant relationship value	3,471
Amortization of lease cost portion of deemed cost avoidance	1,245
$20,895

 (D)                            Pro forma adjustments for additional interest expense resulting from the property acquisitions are set forth below.  The pro forma adjustments below were computed using the weighted average of the rates in effect for the applicable pro forma period.  Pro forma deferred financing cost amortization adjustments are reflected assuming such costs are amortized over the lives of the related loans.

For the Year Ended
December 31, 2006
Adjustment to interest expense related to:

Borrowings in connection with the Nottingham Portfolio consisting of the following: (1) $89,115 in borrowings under an assumed mortgage loan bearing interest at LIBOR plus 1.25%; (2) assumed mortgage loans with an aggregate fair value of $38,579 bearing interest at imputed rates ranging from 5.75% to 5.85%; and (3) $35,785 in total borrowings under the Revolving Credit Facility	$10,182

Amortization of deferred financing costs related to:

Borrowings in connection with the Nottingham Portfolio, as noted above	59
$10,241

The aggregate pro forma interest expense would increase by an additional $158 for the year ended December 31, 2006 if interest rates on the variable-rate debt were 1/8th of a percentage point higher.

(E)                                 Adjustment for minority interests’ share of pro forma adjustments made to the Operating Partnership.

(F)                                 Pro forma adjustment for additional preferred share dividends resulting from the Series K Preferred Shares for the year ended December 31, 2006.

(G)                                Our computation of historical and pro forma earnings per share (“EPS”) is set forth below:

	For the Year Ended December 31, 2006
	Historical	Pro Forma
Numerator:
Income from continuing operations	$34,118	$28,370
Add: Gain on sales of real estate, net of minority interests	732	732
Less: Preferred share dividends	(15,404)	(16,893)
Less: Issuance costs associated with redeemed preferred shares	(3,896)	(3,896)
Numerator for basic and diluted EPS from continuing operations available to common shareholders	$15,550	$8,313
Denominator (all weighted averages):
Denominator for basic EPS (common shares)	41,463	44,624
Dilutive effect of share-based compensation awards	1,799	1,799
Denominator for diluted EPS	43,262	46,423

EPS on income from continuing operations available to common shareholders:
Basic	$0.37	$0.19
Diluted	$0.36	$0.18

The issuance of the Series K Preferred Shares did not affect the denominator for pro forma diluted EPS since the effect of the assumed conversion of such shares into common shares would increase pro forma diluted EPS.

(H)                               Pro forma adjustment for the issuance of additional common shares.

Report of Independent Auditors

To the Board of Trustees and Shareholders of Corporate Office Properties Trust:

We have audited the accompanying combined Historical Summary of Revenue and Certain Expenses of Nottingham Operating Properties (the “Properties”) for the year ended December 31, 2006.  This combined Historical Summary of Revenue and Certain Expenses is the responsibility of the Properties’ management.  Our responsibility is to express an opinion on this combined Historical Summary of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Historical Summary of Revenue and Certain Expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Corporate Office Properties Trust) as described in Note 2, and are not intended to be a complete presentation of the Properties’ revenue and expenses.

In our opinion, the combined Historical Summary of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Properties for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

March 13, 2007

Nottingham Operating Properties

Combined Historical Summary of Revenue and Certain Expenses

Year Ended December 31, 2006

Revenue
Rental	$30,142,090
Tenant reimbursements	3,678,624

Total revenue	33,820,714

Certain expenses
Property operating expenses
Real estate taxes and insurance	2,909,661
Utilities	2,140,325
Other operating expenses	2,364,260
Repairs and maintenance	2,363,224

Total certain expenses	9,777,470

Revenue in excess of certain expenses	$24,043,244

The accompanying notes are an integral part of this financial statement.

Nottingham Operating Properties

Notes to Combined Historical Summary of Revenue and Certain Expenses

Year Ended December 31, 2006

1.              Business

The accompanying combined Historical Summary of Revenue and Certain Expenses relates to the operations of the Nottingham Operating Properties (the “Properties”) consisting of Revenue and Certain Expenses of 56 office properties totaling approximately 2.4 million square feet located primarily in White Marsh, Maryland.

2.              Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined Historical Summary of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission because Corporate Office Properties Trust acquired the Properties.

The combined financial statements include the financial records of the 56 office properties. Material transactions among the Properties have been eliminated in accordance with combination accounting principles under United States generally accepted accounting principles.

The combined Historical Summary of Revenue and Certain Expenses is not representative of all of the actual operations of the Properties for the combined period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, and interest expense, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. Tenant reimbursement revenue includes payments from tenants as reimbursement for property operating expenses as stipulated in the leases.  This reimbursement revenue is recognized in the same period as the related operating expense.  Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of this combined Historical Summary of Revenue and Certain Expenses is in conformity with generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Major Tenants

During 2006, 11% of the Properties base rents were earned from one major tenant, Comcast Corporation.  Base rent earned from this tenant for the year ended December 31, 2006 was approximately $3,300,000.

3.              Rentals

The Properties have entered into non-cancelable tenant leases. The leases provide that tenants will share operating expenses and real estate taxes on a pro rata basis, as defined in the leases. Future minimum rentals excluding such expenses as of December 31, 2006 to be received under these tenant leases are as follows (in thousands):

2007	$26,303,861
2008	20,720,548
2009	17,248,362
2010	13,273,397
2011	9,573,470
Thereafter	15,356,445

4.              Subsequent Event

On January 9 and 10, 2007, the Properties and related land parcels were sold to Corporate Office Properties Trust for an aggregate cost of approximately $366.3 million.